MARKETING AGREEMENT


     MARKETING AGREEMENT, dated as of October 24, 1996 (the "Agreement"), between IAT Holdings, Inc., a Delaware corporation (the "Company"), and General Capital, a corporation organized under the laws of Switzerland ("General").


                              W I T N E S S E T H :


     WHEREAS, the Company desires to receive services in connection with (a) marketing its products worldwide, (b) arranging debt or equity financing for the Company's products to be purchased by its customers and (c) arranging financing for the Company's operations, leasing programs, joint ventures and distribution arrangements generally, in each case for the further enhancement of the Company's marketing strategy (collectively, the "Objectives"); and

     WHEREAS, General has established its expertise in, among other things, assisting companies in marketing their produces worldwide and arranging financing for customers; and

     WHEREAS, General has performed services for the Company's wholly-owned subsidiary IAT AG, a corporation organized under the laws of Switzerland, since early 1996 as outlined above and the parties now desire to memorialize their agreement and understanding as to their respective duties and obligations.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby covenant and agree, upon the terms and subject to the conditions hereinafter set forth, as follows:

     Section 1. Retention of General. The Company engages General to assist the Company in achieving its Objectives, and General accepts such engagement, subject to the terms and conditions of this Agreement.

     Section 2. Services. (a) At such times as are mutually convenient to General and the Company during the Term (as defined below), General shall provide its services to the Company in connection with the Objectives.

          (b) In connection with performing its services, General and the Company acknowledge and agree that General may, from time to time, propose certain arrangements to the



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     Company in connection with its Objectives and the Company has no obligation to accept such proposals or further obligate itself, and shall only do so with prior written approval.

     Section 3. Term. Subject to Section 5 hereof, this Agreement shall be for a term of five years, commencing on the date hereof and ending on October 24, 2001 (the "Term").

     Section 4. Compensation. For services rendered or to be rendered by General pursuant to this Agreement, the Company shall pay or issue to General the following:

          (a) $100,000 for services to be performed by General during the Term, which shall be paid on the date hereof.

          (b) $300,000 payable at such time as the Company's consolidated stockholders' equity exceeds $6,000,000 and an additional $100,000 payable at such time as the Company's consolidated stockholders' equity exceeds $8,000,000; provided, that the current liabilities of Holdings used to determine the consolidated stockholders' equity of the Company shall not exceed $3,500,000 and, to the extent it exceeds $3,500,000 any such additional amounts shall not reduce such stockholders' equity.

     Section 5. Termination. The Company or General may terminate this Agreement at any time after June 30, 1997 if the Company's working capital does not exceed $4,000,000 by such date (the "Termination Date"), provided, however, that in the event the Company's working capital exceeds such amount by the Termination Date, this Agreement shall not be terminated and shall be a valid and binding obligation upon the parties during the Term.

     Section 6. Marketing Efforts. (a) The Company shall provide General with certain technical and other information relating to its business and operations as is reasonable and necessary for General to market the Company's products. In addition, the Company shall provide General with the necessary sales promotion materials to market the Company's products.

          (b) The Company shall also make its management available to General and prospective customers at such reasonable times and locations as is necessary for General to market the Company's products.

     Section 7. Confidentiality; Non-Competition. General acknowledges that in the course of its engagement it will become familiar with trade secrets and other confidential information ("Confidential Information") concerning the Company and that its services will be special, unique and extraordinary to the Company. General agrees that, during the Term and for a period of five years following the Term, it shall not disclose to any third party any Confidential Information for any purpose other than the performance of its duties under this Agreement and upon the prior written approval of the Company. Subject to the limitations set forth herein, General agrees that during the Term and for a period of two years thereafter it shall not directly

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or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company as such business exists within any geographical area in which the Company conducts its business. In the event the Company breaches its duties or obligations under this Agreement, the Company agrees that General shall not be bound by this Agreement, except for the confidentiality provisions contained in this Section 7.

     Section 8. Further Assurances. During the Term, the Company shall use its reasonable good faith efforts to maintain and promote its products.

     Section 9. Representations and Warranties. The Company and General each represent that (a) it has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and (c) this Agreement is valid and binding upon each party, enforceable against each party in accordance with its terms.

     Section 10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, disregarding any New York principles of conflicts of laws that would otherwise provide for the application of the substantive laws of another jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State of New York. The parties waive any right they may have to assert the doctrine of forum non conveniens or to object to such venue, and hereby consent to court ordered relief.

     Section 11. Entire Agreement; Amendments. This Agreement contains the full and entire understanding and agreement between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and General.

     Section 12. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by General and the Company and their respective successors and assigns. The rights and obligations of General under this Agreement (with the exception of those rights in Section 4 hereof) shall not be assignable.

     Section 13. Counterparts. This Agreement may be executed in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile to the party to be notified or four (4) days after deposit with an

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air courier or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     Section 15. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                        IAT HOLDINGS, INC.


                                        By: /s/ Dr. Viktor Vogt
                                            ------------------------------------
                                           Name:
                                           Title:
                                           Address:
                                           Facsimile telephone number:


                                        GENERAL CAPITAL


                                        By: /s/ Jacob Agam
                                            ------------------------------------
                                           Name:
                                           Title:
                                           Address:
                                           Facsimile telephone number: